Exhibit 99.1

FOR IMMEDIATE RELEASE Company Contact:
James C. Katzaroff
Manakoa Services Corporation Phone: 509.736.7000

Investors:
Jordan Silverstein/Tom Caden
The Investor Relations Group Phone: 212.825.3210

          Manakoa Announces Microsoft Relationship: Risk Management and
               Regulatory Compliance Management Packs for MOM 2005

Manakoa Services Corporation MKOS, a pioneer in risk management and regulatory compliance solutions, is working in connection with Microsoft Corp. surrounding its four new Management Packs for Microsoft Operations Manager (MOM) 2005. These Packs take advantage of the new health state modeling and advanced reporting features in MOM 2005 as applied to specific regulation compliance requirements.

"We are excited about working with Manakoa and by the enhanced business opportunity that MOM 2005 brings to Manakoa's Compliance WorkCenter(TM) customers. It will allow those customers to receive additional information from their own networks regarding the status of compliance and risk management on an on-going basis," said David Hamilton, Microsoft Director of the Windows and Enterprise Management Division.

The four Manakoa Management Packs for MOM 2005 will provide extensive, context-sensitive monitoring of user status changes, which will then be reported to the Manakoa Compliance WorkCenter(TM) product. Using the MOM Management Packs will allow Manakoa customers to enhance the Compliance WorkCenter(TM) with MOM's ability to demonstrate changes in the status of application users, services and servers in their environment to system administrators and compliance personnel. Changes in access control or authentication of usage are monitored in order to ensure continued compliance with the applications MOM oversees.

As the first four of many regulatory compliance Management Packs for MOM 2005, Manakoa announced the following for release in the first half of 2005:
-- Compliance WorkCenter(TM) Extended By MOM Management Pack for Sarbanes Oxley -- Compliance WorkCenter(TM) Extended By MOM Management Pack for HIPAA
-- Compliance WorkCenter(TM) Extended By MOM Management Pack for GLBA
-- Compliance WorkCenter(TM) Extended By MOM Management Pack for FISMA

Dr. Robert Williams, Manakoa's CEO, explains that, "Manakoa's support of MOM 2005 expands our company's use of Windows 2003 Server, Trustworthy Computing, identity management, and other key Microsoft server products and technologies to meet the security and compliance needs of customers. For example, the MOM Packs allow Manakoa's customers to clearly view the status of changes in the customers' applications. Using MOM will greatly improve the ability of our product to minimize risk of intrusion and unwanted access to applications and services in the customer's networks."

Manakoa's Compliance WorkCenter(TM) provides an effective information and risk management suite that uses a workflow process to identify risk in a business. Further, it provides reports to management on the gaps between the current state of the operations and the desired state based on compliance regulations and asset priority. Adding MOM to the Compliance WorkCenter(TM) will bring a new dimension to its risk management capabilities. The combined functionality will monitor activity in event logs and present the WorkCenter with data for comparison, including changes in access to objects, files and folders, or service level requests. Associated MOM activities will include: -- Using advanced Active Directory Kerberos account logging to monitor user access to services and servers. -- Monitoring object access with selective auditing in order to maintain correct file system and security settings. -- Compliance reporting on Active Directory changes ensuring authorized access and correct mitigation steps are maintained.

For more information about the Manakoa Compliance WorkCenter(TM) product, or the new Management Packs for MOM 2005, please visit www.manakoa.com.

About Manakoa Services, Inc.

Manakoa (www.Manakoa.com) is an independent software vendor and professional services company addressing the multi-billion dollar IT security, IT compliance, and regulatory compliance marketplace for enterprise customers. Manakoa's security and compliance solutions suite offers advanced automation software on pre-configured, scalable platforms designed to control business and IT policies, implement and enforce mandated compliance initiatives, and provide dynamic views for monitoring and administration based on the role and permissions of user and department. This groundbreaking software platform transforms high-cost security and compliance consulting engagements into automated, consistent, and cost-effective technology. Manakoa's software platform can greatly reduce consulting hours and time-to-compliance through sustainable, repeatable technology. Manakoa's flagship products are being previewed by Fortune 500 companies due to its unique approach of providing a pre-configured platform, with templates, department by department, for analyzing compliance with United States regulations such as the Gramm Leach Bliley Act, Sarbanes Oxley, the USA Patriot Act, and HIPPA. Manakoa's full product suite, which will include Compliance WorkCenter(TM) and Compliance Command and Control Center, provides a scalable, cost-effective, total compliance solution, which can be easily utilized in concert with a company's existing IT. The Company is also launching the Manakoa Compliance KnowledgeBase(TM), an on-line research portal service, during the fourth quarter of 2004. Finally, the Company has announced a joint licensing and development agreement with Battelle Corporation and the Pacific Northwest National Laboratory (PNNL) to commercialize the first Cyber Attack Simulation Trainer.

Trademarks are the property of the respective company Microsoft Corporation and Manakoa Services Corporation.